EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Alaska Air Group, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-258414, 333-212657, 333-176051, 333-168293, and 333-151743) on Form S-8 and the registration statement (No. 333-249054) on Form S-3 of our reports dated February 11, 2022, with respect to the consolidated financial statements of Alaska Air Group, Inc. and the effectiveness of internal control over financial reporting.

Seattle, Washington
February 11, 2022

/s/ KPMG LLP